SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                   ________

                                   FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                       RECKSON ASSOCIATES REALTY CORP.
                       _______________________________
            (Exact Name of Registrant as Specified in its Charter)

          Maryland                                     11-3233650
_______________________________________________________________________
 (State of Incorporation or Organization)         (I.R.S.  Employer
                                                  Identification No.)

     225 Broadhollow Road
     Melville, New York                                 11747
_______________________________________________________________________
     (Address of principal executive offices)          (Zip Code)

     If this Form relates to the                  If this Form relates to the
     registration of a class of debt              registration of a class of
     securities and is effective upon             debt securities and is to
     filing pursuant to General                   become effective
     Instruction A(c)(1) please check             simultaneously with the
     the following box.  /x/                      effectiveness of a
                                                  concurrent registration
                                                  statement under the
                                                  Securities Act of 1933
                                                  pursuant to General
                                                  Instruction A(c)(2)
                                                  please check the
                                                  following box. /_/

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                          Name of Each Exchange on Which
to be so Registered                          Each Class is to be Registered
____________________________________________________________________________

7 5/8% Series A Convertible Cumulative           New York Stock Exchange
Preferred Stock

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.        Description of Registrant's Securities to be Registered.

     The section captioned "Description of Series A Preferred Stock" in the Registrant's prospectus supplement dated April 6, 1998, as well as the section captioned "Description of Preferred Stock" in the Registrant's prospectus dated March 26, 1998, forming a part of Registrant's Registration Statement on Form S-3 (No. 333-46833), which was declared effective on March 25, 1998, is incorporated herein by reference.

Item 2.        Exhibits.

     The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part I to the Instructions as to Exhibits of Form 8-A, have been duly filed with the New York Stock Exchange:

    (I) Articles Supplementary to the Amended and Restated Articles of Incorporation, establishing and fixing the rights and preferences of a Series of Shares of Preferred Stock.

    (II) Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 333-1280).

    (III) Amended and Restated By-Laws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-11, File No. 333-1280).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              RECKSON ASSOCIATES REALTY CORP.



                              By:  /s/ Michael Maturo
                                   Michael Maturo
                                   Executive Vice President


Date: April 8, 1998